UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2022, Bionano Genomics, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Purigen Biosystems, Inc., a Delaware corporation (“Purigen”), as contemplated by that certain Agreement and Plan of Merger, dated as of November 23, 2022 (the “Merger Agreement”), by and among the Company, Mazdan Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Purigen, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholders’ representative.

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Purigen (the “Merger”) whereupon the separate corporate existence of Merger Sub ceased, with Purigen continuing as the surviving corporation of the Merger and a wholly owned subsidiary of the Company.

Pursuant to the Merger, the Company paid at closing upfront consideration of approximately $32.0 million in cash. The upfront consideration was subject to adjustment for, among other things, cash, unpaid indebtedness, unpaid transaction expenses and net working capital relative to a specified target. Under the Merger Agreement, the Company has also agreed to pay additional consideration, up to an aggregate of $32.0 million in cash, based on the achievement of certain milestones. The Merger Agreement includes a customary post-closing purchase price adjustment mechanism, including requiring certain escrowed cash consideration, which will be held in escrow for a specified period following the closing of the Merger to secure any post-closing adjustments, if any.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 28, 2022 and is incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2022	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)